Exhibit 99.2

Chicago, IL - April 28, 2015 - Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2015. All per share results are reported as available to common shares on a diluted basis.

First Quarter 2015
For the first quarter of 2015, the company reported earnings of $0.49 per share compared to $0.22 per share in the first quarter of 2014. The difference is due primarily to higher gains on property sales in the first quarter of 2015.

Same Store Results
On a same store first quarter to first quarter comparison, which includes 97,586 apartment units, revenues increased 5.0%, expenses increased 1.4% and NOI increased 7.0%.

Capital Markets Activity
In February 2015, the company established a $500 million unsecured commercial paper note program which allows Equity Residential to borrow on a daily, weekly and monthly basis. As of April 27, 2015, the company’s program has approximately $500.0 million outstanding at a weighted average rate of 0.61% for a weighted average period of 12 days.

Investment Activity
The company did not acquire any operating properties during the first quarter of 2015.

During the first quarter of 2015, the company sold three consolidated apartment properties, consisting of 550 apartment units, for an aggregate sale price of approximately $145.4 million at a weighted average capitalization (cap) rate of 5.3%. These sales generated an unlevered internal rate of return (IRR), inclusive of indirect management costs, of 11.9%.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2015	2014
REVENUES
Rental income	$664,606	$630,725
Fee and asset management	1,765	2,717
Total revenues	666,371	633,442

EXPENSES
Property and maintenance	124,560	125,566
Real estate taxes and insurance	86,432	82,094
Property management	21,444	22,118
Fee and asset management	1,321	1,662
Depreciation	194,521	185,167
General and administrative	19,922	17,576
Total expenses	448,200	434,183

Operating income	218,171	199,259

Interest and other income	120	605
Other expenses	70	(664)
Interest:
Expense incurred, net	(108,622)	(113,049)
Amortization of deferred financing costs	(2,589)	(2,792)
Income before income and other taxes, income (loss) from investments in unconsolidated entities, net gain (loss) on sales of real estate properties and land parcels and discontinued operations	107,150	83,359
Income and other tax (expense) benefit	(43)	(240)
Income (loss) from investments in unconsolidated entities	2,963	(1,409)
Net gain on sales of real estate properties	79,951	—
Net (loss) on sales of land parcels	(1)	(30)
Income from continuing operations	190,020	81,680
Discontinued operations, net	204	1,052
Net income	190,224	82,732
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(7,059)	(3,093)
Partially Owned Properties	(643)	(504)
Net income attributable to controlling interests	182,522	79,135
Preferred distributions	(891)	(1,036)
Premium on redemption of Preferred Shares	(2,789)	—
Net income available to Common Shares	$178,842	$78,099

Earnings per share – basic:
Income from continuing operations available to Common Shares	$0.49	$0.21
Net income available to Common Shares	$0.49	$0.22
Weighted average Common Shares outstanding	363,098	360,470

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$0.49	$0.21
Net income available to Common Shares	$0.49	$0.22
Weighted average Common Shares outstanding	380,327	376,384

Distributions declared per Common Share outstanding	$0.5525	$0.50

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands)
(Unaudited)

	Quarter Ended March 31,
	2015	2014
Net income	$190,224	$82,732
Net (income) attributable to Noncontrolling Interests – Partially Owned Properties	(643)	(504)
Preferred distributions	(891)	(1,036)
Premium on redemption of Preferred Shares	(2,789)	—
Net income available to Common Shares and Units	185,901	81,192

Adjustments:
Depreciation	194,521	185,167
Depreciation – Non-real estate additions	(1,261)	(1,188)
Depreciation – Partially Owned Properties	(1,079)	(1,068)
Depreciation – Unconsolidated Properties	1,228	1,603
Net (gain) on sales of real estate properties	(79,951)	—
Discontinued operations:
Net (gain) on sales of discontinued operations	—	(71)
FFO available to Common Shares and Units (1) (3) (4)	299,359	265,635

Adjustments:
Asset impairment and valuation allowances	—	—
Property acquisition costs and write-off of pursuit costs	(4,825)	474
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	1,473	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	1,658	9
Other miscellaneous non-comparable items	1,337	(463)
Normalized FFO available to Common Shares and Units (2) (3) (4)	$299,002	$265,655

FFO (1) (3)	$303,039	$266,671
Preferred distributions	(891)	(1,036)
Premium on redemption of Preferred Shares	(2,789)	—
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$299,359	$265,635

Normalized FFO (2) (3)	$299,893	$266,691
Preferred distributions	(891)	(1,036)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$299,002	$265,655

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The Company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Investment in real estate
Land	$6,357,580	$6,295,404
Depreciable property	20,024,497	19,851,504
Projects under development	1,269,784	1,343,919
Land held for development	143,997	184,556
Investment in real estate	27,795,858	27,675,383
Accumulated depreciation	(5,600,485)	(5,432,805)
Investment in real estate, net	22,195,373	22,242,578
Cash and cash equivalents	49,418	40,080
Investments in unconsolidated entities	89,284	105,434
Deposits – restricted	203,800	72,303
Escrow deposits – mortgage	50,659	48,085
Deferred financing costs, net	55,791	58,380
Other assets	384,723	383,754
Total assets	$23,029,048	$22,950,614

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,957,876	$5,086,515
Notes, net	5,430,806	5,425,346
Line of credit and commercial paper	470,826	333,000
Accounts payable and accrued expenses	202,110	153,590
Accrued interest payable	84,670	89,540
Other liabilities	383,057	389,915
Security deposits	75,294	75,633
Distributions payable	208,954	188,566
Total liabilities	11,813,593	11,742,105

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	541,866	500,733
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 803,600 shares issued and outstanding as of March 31, 2015 and 1,000,000 shares issued and outstanding as of December 31, 2014	40,180	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 363,968,420 shares issued and outstanding as of March 31, 2015 and 362,855,454 shares issued and outstanding as of December 31, 2014	3,640	3,629
Paid in capital	8,539,115	8,536,340
Retained earnings	1,928,449	1,950,639
Accumulated other comprehensive (loss)	(180,022)	(172,152)
Total shareholders’ equity	10,331,362	10,368,456
Noncontrolling Interests:
Operating Partnership	219,566	214,411
Partially Owned Properties	122,661	124,909
Total Noncontrolling Interests	342,227	339,320
Total equity	10,673,589	10,707,776
Total liabilities and equity	$23,029,048	$22,950,614

Equity Residential

Portfolio as of March 31, 2015

	Properties	Apartment Units

Wholly Owned Properties	362	97,825
Master-Leased Properties - Consolidated	3	853
Partially Owned Properties - Consolidated	19	3,771
Partially Owned Properties - Unconsolidated	3	1,281
Military Housing	2	5,063

	389	108,793

______________________________________________________________________________________________________

Portfolio Rollforward Q1 2015
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

12/31/2014	391	109,225
Acquisitions:
Consolidated:
Rental Properties	—	—	—	—
Dispositions:
Consolidated:
Rental Properties	(3)	(550)	$145,400	5.3%
Completed Developments - Consolidated	1	88
Configuration Changes	—	30

3/31/2015	389	108,793

Equity Residential

First Quarter 2015 vs. First Quarter 2014
Same Store Results/Statistics for 97,586 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q1 2015	$632,034	$216,544	$415,490	$2,252	95.9%	11.2%
Q1 2014	$601,794	$213,460	$388,334	$2,164	95.1%	11.3%

Change	$30,240	$3,084	$27,156	$88	0.8%	(0.1%)

Change	5.0%	1.4%	7.0%	4.1%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less direct property operating expenses (including real estate taxes and insurance) as well as an allocation of indirect property management costs. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential

First Quarter 2015 vs. First Quarter 2014
Same Store Operating Expenses for 97,586 Same Store Apartment Units
$ in thousands
					% of Actual Q1 2015 Operating Expenses

	Actual Q1 2015	Actual Q1 2014	$ Change	% Change

Real estate taxes	$75,356	$71,697	$3,659	5.1%	34.8%
On-site payroll (1)	45,491	43,684	1,807	4.1%	21.0%
Utilities (2)	32,688	37,622	(4,934)	(13.1%)	15.1%
Repairs and maintenance (3)	26,334	24,218	2,116	8.7%	12.2%
Property management costs (4)	18,961	18,054	907	5.0%	8.7%
Insurance	5,405	6,050	(645)	(10.7%)	2.5%
Leasing and advertising	2,587	2,511	76	3.0%	1.2%
Other on-site operating expenses (5)	9,722	9,624	98	1.0%	4.5%

Same store operating expenses	$216,544	$213,460	$3,084	1.4%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of March 31, 2015
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$4,957,876	45.7%	4.13%	7.4
Unsecured	5,901,632	54.3%	4.68%	7.2

Total	$10,859,508	100.0%	4.43%	7.3

Fixed Rate Debt:
Secured – Conventional	$4,221,811	38.9%	4.73%	5.8
Unsecured – Public	4,974,750	45.8%	5.39%	8.1

Fixed Rate Debt	9,196,561	84.7%	5.08%	7.1

Floating Rate Debt:
Secured – Conventional	7,985	0.1%	0.11%	18.8
Secured – Tax Exempt	728,080	6.7%	0.63%	16.0
Unsecured – Public (2)	456,056	4.2%	0.89%	4.3
Unsecured – Revolving Credit Facility	130,000	1.2%	1.02%	3.0
Unsecured – Commercial Paper Program	340,826	3.1%	0.53%	(3)

Floating Rate Debt	1,662,947	15.3%	0.77%	8.5

Total	$10,859,508	100.0%	4.43%	7.3

(1) Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2015.

(2) Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3) As of March 31, 2015, the weighted average maturity on the Company's outstanding commercial paper was 14 days.

Note: The Company capitalized interest of approximately $15.3 million and $12.8 million during the quarters ended March 31, 2015 and 2014, respectively.

Note: The Company recorded approximately $0.5 million and $1.1 million of net debt discount/deferred derivative settlement amortization as additional interest expense during the quarters ended March 31, 2015 and 2014, respectively.

______________________________________________________________________________________________________

Debt Maturity Schedule as of March 31, 2015
(Amounts in thousands)
						Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year				Total	% of Total

2015	$344,995	$340,900	(2)	$685,895	6.3%	6.43%	3.53%
2016	1,132,141	—		1,132,141	10.4%	5.31%	5.31%
2017	1,346,252	456		1,346,708	12.4%	6.16%	6.16%
2018	83,854	227,659	(3)	311,513	2.9%	5.61%	2.17%
2019	806,113	477,204		1,283,317	11.8%	5.48%	3.75%
2020	1,678,020	809		1,678,829	15.5%	5.49%	5.49%
2021	1,194,624	856		1,195,480	11.0%	4.63%	4.63%
2022	228,273	905		229,178	2.1%	3.16%	3.17%
2023	1,331,497	956		1,332,453	12.3%	3.74%	3.74%
2024	2,497	1,011		3,508	0.0%	4.97%	5.14%
2025+	1,022,417	673,977		1,696,394	15.6%	4.97%	3.16%
Premium/(Discount)	25,878	(61,786)		(35,908)	(0.3%)	N/A	N/A

Total	$9,196,561	$1,662,947		$10,859,508	100.0%	5.12%	4.41%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2015.

(2) Represents the principal outstanding on the Company's unsecured commercial paper program. The Company may borrow up to a maximum of $500.0 million on the program subject to market conditions.

(3) Includes $130.0 million outstanding on the Company's unsecured revolving credit facility. As of March 31, 2015, there was approximately $1.986 billion available on this facility (net of $43.3 million which was restricted/dedicated to support letters of credit, net of the $130.0 million outstanding on the revolving credit facility and net of $340.9 million outstanding on the commercial paper program).

Equity Residential
Unsecured Debt Summary as of March 31, 2015
(Amounts in thousands)

					Unamortized Premium/ (Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	6.584%	04/13/15		$300,000	$—	$300,000
	5.125%	03/15/16		500,000	(49)	499,951
	5.375%	08/01/16		400,000	(247)	399,753
	5.750%	06/15/17		650,000	(1,144)	648,856
	7.125%	10/15/17		150,000	(165)	149,835
	2.375%	07/01/19	(1)	450,000	(382)	449,618
Fair Value Derivative Adjustments			(1)	(450,000)	382	(449,618)
	4.750%	07/15/20		600,000	(2,404)	597,596
	4.625%	12/15/21		1,000,000	(2,540)	997,460
	3.000%	04/15/23		500,000	(3,560)	496,440
	7.570%	08/15/26		140,000	—	140,000
	4.500%	07/01/44		750,000	(5,141)	744,859

				4,990,000	(15,250)	4,974,750
Floating Rate Notes:
		07/01/19	(1)	450,000	(382)	449,618
Fair Value Derivative Adjustments		07/01/19	(1)	6,438	—	6,438
				456,438	(382)	456,056

Line of Credit and Commercial Paper:
Revolving Credit Facility	LIBOR+1.05%	04/01/18	(2)(3)	130,000	—	130,000
Commercial Paper Program	(4)	(4)	(2)	340,900	(74)	340,826
				470,900	(74)	470,826

Total Unsecured Debt				$5,917,338	$(15,706)	$5,901,632

(1)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(2)	Facility/program is private. All other unsecured debt is public.

(3)
Represents the Company's $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 1.05%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of March 31, 2015, there was approximately $1.986 billion available on this facility (net of $43.3 million which was restricted/dedicated to support letters of credit, net of the $130.0 million outstanding on the revolving credit facility and net of $340.9 million outstanding on the commercial paper program).

(4)
Represents the Company's unsecured commercial paper program. The Company may borrow up to a maximum of $500.0 million on this program subject to market conditions. The notes bear interest at various floating rates with a weighted average of 0.53% for the quarter ended March 31, 2015 and a weighted average maturity of 14 days as of March 31, 2015.

Equity Residential

Capital Structure as of March 31, 2015
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$4,957,876	45.7%
Unsecured Debt			5,901,632	54.3%

Total Debt			10,859,508	100.0%	26.9%

Common Shares (includes Restricted Shares)	363,968,420	96.2%
Units (includes OP Units and Restricted Units)	14,477,945	3.8%

Total Shares and Units	378,446,365	100.0%
Common Share Price at March 31, 2015	$77.86
			29,465,834	99.9%
Perpetual Preferred Equity (see below)			40,180	0.1%

Total Equity			29,506,014	100.0%	73.1%

Total Market Capitalization			$40,365,522		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of March 31, 2015
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K (1)	12/10/26	803,600	$40,180	$4.145	$3,331

Total Perpetual Preferred Equity		803,600	$40,180		$3,331

(1)
Effective January 26, 2015, the Company repurchased and retired 196,400 Series K Preferred Shares with a par value of $9.82 million for total cash consideration of approximately $12.7 million. As a result of this partial redemption, the Company incurred a cash charge of approximately $2.8 million which was recorded as a premium on the redemption of preferred shares.

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	Q1 2015	Q1 2014

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	363,098,200	360,470,366
Shares issuable from assumed conversion/vesting of:
- OP Units	13,597,682	13,730,577
- long-term compensation shares/units	3,631,489	2,183,239

Total Common Shares and Units - diluted	380,327,371	376,384,182

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	363,968,420	361,148,189
Units (includes OP Units and Restricted Units)	14,477,945	14,375,319

Total Shares and Units	378,446,365	375,523,508

Equity Residential
Partially Owned Entities as of March 31, 2015
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated			Unconsolidated
	Development Projects
	Held for and/or Under Development			Operating

		Operating	Total		Total

Total projects (1)	—	19	19	3	3

Total apartment units (1)	—	3,771	3,771	1,281	1,281

Operating information for the quarter ended 3/31/15 (at 100%):
Operating revenue	$250	$22,688	$22,938	$7,813	$7,813
Operating expenses	418	6,875	7,293	2,443	2,443

Net operating (loss) income	(168)	15,813	15,645	5,370	5,370
Depreciation	991	5,520	6,511	3,076	3,076
General and administrative/other	—	15	15	56	56

Operating (loss) income	(1,159)	10,278	9,119	2,238	2,238
Interest and other income	—	4	4	—	—
Other expenses	—	(50)	(50)	—	—
Interest:
Expense incurred, net	—	(3,884)	(3,884)	(2,346)	(2,346)
Amortization of deferred financing costs	—	(89)	(89)	(1)	(1)

(Loss) income before income and other taxes and (loss) from investments in unconsolidated entities
	(1,159)	6,259	5,100	(109)	(109)
Income and other tax (expense) benefit	—	(35)	(35)	(18)	(18)
(Loss) from investments in unconsolidated entities	—	(377)	(377)	—	—
Net (loss) income	$(1,159)	$5,847	$4,688	$(127)	$(127)

Debt - Secured (at 100%) (2):	$—	$360,567	$360,567	$175,276	$175,276

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay ("AVB") in connection with the Archstone transaction. These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities, such as liability for various employment-related matters as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests have an aggregate liquidation value of $72.6 million at March 31, 2015. The ventures are owned 60% by the Company and 40% by AVB.

Equity Residential
Capital Expenditures to Real Estate
For the Quarter Ended March 31, 2015
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Capital Expenditures to Real Estate
	Total Apartment Units (1)	Replacements (2)	Avg. Per Apartment Unit	Building Improvements (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit

Same Store Properties (4)	97,586	$21,633	$222	$13,675	$140	$35,308	$362	(7)

Non-Same Store Properties (5)	4,863	67	14	2,753	577	2,820	591

Other (6)	—	23		19		42

Total	102,449	$21,723		$16,447		$38,170

(1)
Total Apartment Units - Excludes 1,281 unconsolidated apartment units and 5,063 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $13.1 million spent in Q1 2015 on apartment unit renovations/rehabs (primarily kitchens and baths) on 1,432 same store apartment units (equating to approximately $9,100 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2015, the Company expects to spend approximately $60.0 million for all unit renovation/rehab costs (primarily on same store properties) at a weighted average cost of $9,000 per apartment unit rehabbed.

(3)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(4)		Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2014, less properties subsequently sold.

(5)
Non-Same Store Properties - Primarily includes all properties acquired during 2014 and 2015, plus any properties in lease-up and not stabilized as of January 1, 2014. Per apartment unit amounts are based on a weighted average of 4,775 apartment units.

(6)		Other - Primarily includes expenditures for properties sold and properties under development.

(7)
For 2015, the Company estimates that it will spend approximately $1,850 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,250 per apartment unit excluding apartment unit renovation/rehab costs.

Equity Residential
Additional Reconciliations
(Amounts in thousands)

Same Store NOI Reconciliation

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the First Quarter 2015 Same Store Properties:
	Quarter Ended March 31,
	2015	2014

Operating income	$218,171	$199,259
Adjustments:
Non-same store operating results	(16,680)	(12,613)
Fee and asset management revenue	(1,765)	(2,717)
Fee and asset management expense	1,321	1,662
Depreciation	194,521	185,167
General and administrative	19,922	17,576

Same store NOI	$415,490	$388,334